As filed with the Securities and Exchange Commission on May 1, 2003

                                                       Registration No. 33-51102
                                                                        --------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Reynolds, Smith and Hills, Inc.
             (Exact name of Registrant as specified in its charter)

                 Florida                                       59-2986466
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

   10748 Deerwood Park Boulevard South
    Jacksonville, Florida 32256-0597                             32256
(Address of principal executive offices)                       (Zip Code)

                         Reynolds, Smith and Hills, Inc.
                        1991 Incentive Stock Option Plan
                            (Full title of the plan)

                  David K. Robertson, Executive Vice President
                         Reynolds, Smith and Hills, Inc.
                       10748 Deerwood Park Boulevard South
                        Jacksonville, Florida 32256-0597
                                 (904) 256-2500
                                  -------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                                  Bill Marianes
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E. - Suite 5200
                           Atlanta, Georgia 30308-2216

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

                          DEREGISTRATION OF SECURITIES

     On August 24, 1992, Reynolds, Smith and Hills, Inc. ("RS&H") filed a registration statement on Form S-8 No. 33-51102 for the purpose of registering 25,000 shares of its common stock, par value $.01 per share ("Common Stock"), to be issued under the Reynolds, Smith and Hills, Inc. 1991 Incentive Stock Option Plan. RS&H is filing this Post-Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 30th day of April, 2003.

                                    Reynolds, Smith and Hills, Inc.



                                    By:/s/ Kenneth R. Jacobson
                                      ------------------------------------------
                                         Kenneth R. Jacobson
                                         Chief Financial Officer, Executive Vice
                                          President, and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities indicated below on this 30th day of April, 2003.

       Signature                                       Title
       ---------                                       -----

/s/ Leerie T. Jenkins, Jr.                Chairman of the Board and Chief Executive Officer
-----------------------------------
Leerie T. Jenkins, Jr.

/s/ David K. Robertson                    Chief Operating Officer, Executive Vice President,
-----------------------------------       Secretary, Treasurer, and Director
David K. Robertson

/s/ Kenneth R. Jacobson                   Chief Financial Officer, Executive Vice President, and
-----------------------------------       General Counsel
Kenneth R. Jacobson

/s/ Darold F. Cole                        Director
-----------------------------------
Darold F. Cole

/s/ Ronald Ratliff                        Director
-----------------------------------
Ronald Ratliff

/s/ R. Ray Goode                          Director
-----------------------------------
R. Ray Goode

/s/ James W. Apthorp                      Director
-----------------------------------
James W. Apthorp

/s/ Farris E. Carpenter, Jr.              Director
-----------------------------------
Farris E. Carpenter, Jr.